Exhibit 5.2

March 13, 2025

Evergy Kansas Central, Inc.

818 S. Kansas Avenue

Topeka, Kansas 66612

Re:	Evergy Kansas Central, Inc.

$300,000,000 in aggregate principal amount of Notes, 4.70% Series due 2028

Ladies and Gentlemen:

We have served as counsel to Evergy Kansas Central, Inc., a Kansas corporation (the “Company”), in connection with the issuance and sale by the Company of $300,000,000 in aggregate principal amount of the Company’s Notes, 4.70% Series due 2028 (the “Notes”), covered by the Company’s Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-281614-02), including the prospectus constituting a part thereof, dated August 16, 2024, and the final prospectus supplement, dated March 6, 2025 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under the Company’s Indenture, dated August 1, 1998 (the “Original Indenture”), between the Company (formerly Western Resources, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company)), as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of March 13, 2025, between the Company and the Trustee establishing the forms, terms and other provisions of the Notes (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). The Notes were sold by the Company pursuant to the Underwriting Agreement, dated March 6, 2025, among the Company, MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

In rendering the opinion expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed (i)

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

Evergy Kansas Central, Inc.

March 13, 2025

the authenticity of all documents submitted to us as originals, (ii) the genuineness of all signatures, (iii) the legal capacity of all persons other than the directors and officers of the Company and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Notes, when duly executed, authenticated and issued as provided in the Indenture and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law). In rendering the foregoing opinion, with respect to matters of Kansas law, we have relied on the opinion of Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary of the Company attached hereto as Annex I.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York, the federal law of the United States and, to the extent set forth herein, the law of the State of Kansas.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

HUNTON ANDREWS KURTH LLP

March 13, 2025

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Re:	Evergy Kansas Central, Inc.

$300,000,000 in aggregate principal amount of Notes, 4.70% Series due 2028

Ladies and Gentlemen:

I have served as Senior Vice President, General Counsel and Corporate Secretary to Evergy Kansas Central, Inc., a Kansas corporation (the “Company”), in connection with the issuance and sale by the Company of $300,000,000 in aggregate principal amount of the Company’s Notes, 4.70% Series due 2028 (the “Notes”), covered by the Company’s Registration Statement on Form S-3 (No. 333-281614-02) (the “Registration Statement”), including the prospectus constituting a part thereof, dated August 16, 2024, and the final prospectus supplement, dated March 6, 2025 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under the Company’s Indenture, dated August 1, 1998 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company)), as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of March 13, 2025, between the Company and the Trustee establishing the forms, terms and other provisions of the Notes (the “Supplemental Indenture,” and together with the Original Indenture, the “Indenture”). The Notes were sold by the Company pursuant to the Underwriting Agreement, dated March 6, 2025, among the Company, MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

In rendering the opinions expressed below, I have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the Indenture. I am familiar with the Amended and Restated Articles of Incorporation and the Amended and Restated By-laws of the Company and the resolution of the Boards of Directors of the Company relating to the Notes. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to me for examination.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am are of the opinion that:

(a)	The Company is a validly organized and existing corporation in good standing under the laws of the State of Kansas.

(b)	The Notes have been duly authorized, executed and delivered by the Company.

I am licensed to practice law in the State of Kansas and the foregoing opinion is limited to the laws of the State of Kansas.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and I hereby consent to your attaching this opinion to the opinion being rendered by you. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Sincerely,

/s/ Heather A. Humphrey
Heather A. Humphrey
Senior Vice President, General Counsel and Corporate Secretary